UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2017

STERLING GROUP VENTURES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51775	72-1535634
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Unit 2, 155 Water Street,
Vancouver, B.C., Canada	V6B 1A7
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 564-0765

n/a
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 3 – Securities and Trading Markets

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

The Company has arranged a $703,992.00 private placement. Under the terms of the private placement, The Company will issue 5,866,600 common shares at $0.12 and 5,866,600 Series "G" warrants. The Series "G" warrants are convertible at $0.15 with a term of 1 year, expiring April 21, 2018. The securities were sold for cash under written Subscription Agreements between the Company and several investors. The Corporation receives $703,992.00 in cash proceeds from the offering.

The shares were issued with a Rule 144 based upon the exemption from registration found in Section 4(2) and Regulation S of the Securities Act. Each purchaser for cash executed a written subscription agreement, had an opportunity to ask questions and receive answers from management and was informed about the limitations on resale under Rule 144.

Section 9 – Financial Statements and Exhibits

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

99.1	Press Release "CORPORATE UPDATE " dated April 24, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERLING GROUP VENTURES, INC.

/s/Nicolaos Mellios
Nicolaos Mellios
Chairman & CEO

April 24, 2017